UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director

On May 5, 2015, the Board of Directors (the “Board”) of Entercom Communications Corp. (the “Company”), upon the recommendation of the Board’s Nominating / Corporate Governance Committee, increased the size of the Company’s Board of Directors from five to six persons. The Board then, upon the recommendation of the Board’s Nominating / Corporate Governance Committee, elected David Levy as a Director of the Company to fill the newly created vacancy. Mr. Levy will serve until the 2016 annual meeting of shareholders or until his successor is duly elected and qualified. Mr. Levy was appointed to the Nominating / Corporate Governance Committee.

Since 2013, Mr. Levy has served as President of Turner Broadcasting System, Inc. where he oversees all creative and business activity of the Turner signature entertainment networks TBS, TNT, Turner Classic Movies, truTV, Cartoon Network, Boomerang and Adult Swim, and their digital brand extensions, as well as Turner Sports. Additionally, Mr. Levy is responsible for overseeing domestic revenue for Turner’s portfolio of networks including TNT, TBS, CNN, HLN, TCM, Cartoon Network, Adult Swim, Boomerang, truTV and CNN Airport Network. Mr. Levy had previously served as President, Sales, Distribution and Sports for Turner since 2003.

Mr. Levy is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission’s Regulation S-K. There are no arrangements or understandings between Mr. Levy and any other persons pursuant to which he was selected as a director.

Mr. Levy will be compensated pursuant to the Company’s Non-Employee Director Compensation Policy. In addition, upon his election to the Board, Mr. Levy was awarded an initial equity compensation grant of 4,931 restricted stock units pursuant to the Entercom Equity Compensation Plan. The terms of such equity awards are as otherwise provided in the Non-Employee Director Compensation Policy.

(e)	Employment Agreement - Louise C. “Weezie” Kramer

On May 5, 2015, Entercom Communications Corp. (the “Company”) entered into an an Employment Agreement with Louise C. “Weezie” Kramer (the “Agreement”). Pursuant to the Agreement, Ms. Kramer will serve as the Company’s Chief Operating Officer.

The following is a summary description of the Agreement and by its nature is incomplete. For further information regarding the terms and conditions of the Agreement, reference is made to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

The initial term of the Agreement extends through December 31, 2018 with automatic one year extensions following the initial term unless either party provides at least 120 days prior notice of non-renewal. The Agreement provides for a initial base salary of $550,000 with an annual 3% increase. In addition, the Agreement provides for an annual cash bonus target amount of $350,000 per year.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On May 5, 2015, Entercom Communications Corp. (the “Company”) held its annual meeting of shareholders.

(b) The following matters were voted on at the Company’s annual meeting of shareholders:

(i)	the election of two Class A directors;

(ii)	the election of three directors other than Class A directors;

(iii)	the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

At the annual meeting of shareholders:

(i)	David J. Berkman and Joel Hollander were elected as Class A directors for one-year terms expiring at the Company’s 2016 annual meeting or until their successors are duly elected and qualified;

(ii)	Joseph M. Field, David J. Field and Mark R. LaNeve were elected as directors for one-year terms expiring at the Company’s 2016 annual meeting or until their successors are duly elected and qualified; and

(iii)	the shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015.

The voting results were as follows:

(I)	Election of Class A Directors:

Nominee	For	Withheld	Broker Non- Vote
David J. Berkman	21,247,670	973,412	5,435,672
Joel Hollander	21,241,334	979,748	5,435,672

(II)	Election of Other Directors:

Nominee	For	Withheld	Broker Non- Vote
Joseph M. Field	87,011,502	1,184,900	5,435,672
David J. Field	87,346,831	849,571	5,435,672
Mark LaNeve	87,351,031	845,371	5,435,672

(V) Ratification of The Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2015.

For	Against	Abstain	Broker Non- Vote
93,288,445	329,629	14,000	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Senior Vice President and Secretary

Dated: May 8, 2015